                                                                 EXHIBIT 12
                                                                 ----------



                                     $40,890,000
                      Guadalupe-Blanco River Authority (Texas)
                      Pollution Control Revenue Refunding Bonds
                      (Central Power and Light Company Project)
                                     Series 1995


                             ___________________________

                                REMARKETING AGREEMENT
                             ___________________________


                                                          October __, 1995


Central Power and Light Company
539 N. Carancahua Street
Corpus Christi, Texas   78401

Ladies and Gentlemen:

          This letter (this "Agreement") will confirm the agreement between Central Power and Light Company (the "Company") and Morgan Stanley & Co. Incorporated (the "Remarketing Agent") whereby the Remarketing Agent will act as Remarketing Agent under the Indenture (hereinafter defined) in connection with the remarketing by the Remarketing Agent of the Guadalupe-Blanco River Authority (Texas) Pollution Control Revenue Refunding Bonds (Central Power and Light Company Project) Series 1995, while such Bonds bear interest at the Flexible Rate, the Daily Rate, the Weekly Rate, the Monthly Rate, the Quarterly Rate, the Semiannual Rate and the Multiannual Rate (as defined in the Indenture) (the "Bonds"). The Bonds were issued by Guadalupe-Blanco River Authority of Texas (the "Authority") for the benefit of the Company pursuant to a Resolution of the Authority (the "Resolution"), dated October 18, 1995, and an Indenture of Trust dated as of October 1, 1995 (the "Indenture"), between the Authority and The Bank of New York, as trustee (the "Trustee").

          Pursuant to the Indenture, certain of the Authority's rights under the Installment Payment Agreement dated as of October 1, 1995 relating to the Bonds (the "Installment Agreement") between the Authority and the Company have been assigned to the Trustee as security for the payment of the principal of, premium, if any, and interest on the Bonds. In addition, the Company has caused an irrevocable, direct pay letter of credit, dated the date hereof (the "Letter of Credit"), issued by ABN AMRO Bank N.V. (the "Bank"), to be delivered to the Trustee, providing for the Bank to make certain payments to the Paying Agent (as defined in the Indenture) under the Indenture for the benefit of the owners of the Bonds. The Bank will be entitled to reimbursement for payments made under the Letter of Credit pursuant to the terms of the Letter of Credit Agreement relating to the Bonds, dated as of October __, 1995 between the Company and the Bank (the "Letter of Credit Agreement").


          Upon optional or mandatory tender for purchase in accordance with their terms, the Bonds will be remarketed from time to time by the Remarketing Agent in accordance with provisions contained herein and in the Indenture.
The Company understands that this Agreement does not constitute a commitment or obligation, expressed or implied, on the part of the Remarketing Agent to purchase any Bonds. The Remarketing Agent understands that this Agreement does not constitute a commitment by the Company to remarket the Bonds through the Remarketing Agent except to the extent provided herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

          1. The Company hereby appoints the Remarketing Agent as the Remarketing Agent for the Bonds and the Remarketing Agent hereby confirms that it satisfies the requirements for remarketing agents set forth in Section 8.02 of the Indenture, agrees to use its best efforts to remarket the Bonds, subject to the terms and conditions contained herein and in the Indenture, and accepts and agrees to perform the duties imposed on it as Remarketing Agent under the Indenture. This Agreement provides for the remarketing of Bonds tendered to the Paying Agent on any Purchase Date with respect to Bonds in the Flexible, Daily, Weekly, Monthly, Quarterly, Semiannual or Multiannual Mode.

          2.   The Company hereby represents and warrants that:

          (a) The Official Statement (as defined in the Bond Purchase Agreement between the Authority and the Underwriter named therein, dated October __, 1995 (the "Bond Purchase Agreement")) has been prepared by or on behalf of the Company in form and substance satisfactory to the Company and the Remarketing Agent for use in connection with the remarketing of the Bonds. The Official Statement as of its date of issue did not, and the Official Statement as of the date hereof does not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that no representation is made with respect to (i) any information contained in Appendix B to the Official Statement or (ii) any information furnished by the Remarketing Agent in writing specifically for use in the Official Statement. The Company confirms that it has consented to the use by the Remarketing Agent of the Official Statement in connection with the remarketing of the Bonds. The Company further represents and warrants that the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms hereof and of the Installment Agreement and the Letter of Credit Agreement will not conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or passage of time, or both, would constitute a default) on the part of the Company under, any indenture, commitment, agreement or other instrument to which the Company is a party or by which it is bound or to which any of its property is subject, or under any existing law, rule, regulation, judgment, ordinance, order or decree to which the Company is subject.

          (b) The information supplied by the Company with respect to the Facilities and the use of proceeds from the issuance and sale of the Bonds as described in the Installment Agreement, the Indenture and in the Official Statement is true, correct and complete in all material respects for the purposes for which it was supplied.

          (c) Since the respective dates as of which information is given in the Official Statement, except as may otherwise be stated or contemplated therein, (i) there has been no material adverse change in the financial condition of the Company or any adverse development concerning the Company's business or assets which would reasonably be expected to result in a material adverse change in the Company's prospective financial condition or results of operations and (ii) there have been no material transactions entered into by the Company other than those in the ordinary course of business.

          (d) Each of this Agreement, the Installment Agreement and the Letter of Credit Agreement have been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

          3. As compensation for its services hereunder, the Company shall pay the Remarketing Agent a fee equal to [___-_____________ percent(____%)] per annum of the weighted average principal amount of Bonds in the Flexible, Daily, Weekly, Monthly, Quarterly, Semiannual or Multiannual Mode outstanding during each three-month period, or such amount as may be agreed upon from time to time by the Company and the Remarketing Agent, payable quarterly in arrears on each April 1, July 1, October 1 and January 1, commencing January 1, 1996. The Remarketing Agent will not be entitled to compensation pursuant to this Agreement for any period after conversion of the interest rate on all of the bonds to a Fixed Rate or after this Agreement shall be terminated (whichever is earlier) except for a pro rata portion of the fee for the quarter in which such conversion or termination occurs with respect to Bonds outstanding in the Flexible, Daily, Weekly, Monthly, Quarterly, Semiannual or Multiannual Mode for any period during such quarter. The Trustee shall have no responsibility, obligation or liability with respect to any such payment.

          4. The obligations of the Remarketing Agent to remarket the Bonds under this Agreement shall be subject to (i) the accuracy of the representations of the Company contained in this Agreement on each Purchase Date with respect to the Bonds, (ii) the compliance and performance by the Company of its obligations set forth in its Rule 15c2-12 Undertakings attached hereto as Exhibit 1, which is hereby incorporated by reference herein, and
(iii) to the following further conditions:

          (a) on the date hereof, the Indenture, the Installment Agreement, the Letter of Representation, dated October __, 1995, between the Company and the Underwriter, the Letter of Credit and the Letter of Credit Agreement shall be in full force and effect as valid and binding agreements between or among the various parties thereto and shall not have been amended, modified or supplemented except as may have been agreed to in writing by the Remarketing Agent, and the Resolution shall be in full force and effect;

          (b) at or prior to the date hereof, the Trustee shall have received the Letter of Credit duly executed by the Bank, or a replacement therefor duly executed by the issuer thereof, and the Remarketing Agent and the Paying Agent shall have each received a copy thereof, satisfactory in form and substance to each of them; and

          (c) at or prior to the date hereof, the Remarketing Agent shall have received the applicable opinions described in Section 6(e) of the Bond
Purchase Agreement and the opinion of Sidley & Austin, counsel for the Remarketing Agent, addressing certain matters relating to the use of funds to make payments to the owners of the Bonds under the Indenture while the Letter of Credit is in effect.

          If the conditions to the Remarketing Agent's obligations contained in this Agreement are not satisfied or if the Remarketing Agent's obligations shall be terminated for any reason permitted by this Agreement, this Agreement shall terminate.

          5. (a)The Company will provide the Remarketing Agent with as many copies of the Official Statement as the Remarketing Agent may reasonably request, from time to time, to use in connection with the remarketing of the Bonds.

          (b) The Company agrees to furnish promptly to the Remarketing Agent copies of all reports filed with the Securities and Exchange Commission, all documents filed with any stock exchange, all documents mailed to the Company's public securityholders and such other publicly distributed documents as the Remarketing Agent may reasonably request for distribution to purchasers of Bonds. The Company agrees to notify the Remarketing Agent immediately upon the occurrence of: (1) any Event of Default under the Indenture or the Letter of Credit Agreement or (2) any notice to the Company from the Trustee or the Paying Agent under the Indenture that either intends to resign.

          (c) (i)If at any time any event or other development occurs as a result of which the Official Statement includes an untrue statement of material fact or omits to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Remarketing Agent thereof, and the Remarketing Agent will not thereafter use the Official Statement or remarket such Bonds until an appropriately revised Official Statement is available. The Company shall prepare and deliver promptly, and at the Company's expense, as many copies of such a revised Official Statement as the Remarketing Agent may reasonably request. Each remarketing of a Bond for the Company by the Remarketing Agent involving the use of the Official Statement shall constitute a representation by the Company that the Official Statement (including any documents incorporated by reference therein) at the time of such remarketing does not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ii)The Company agrees to indemnify and hold harmless the Remarketing Agent, its officers, directors, officials, employees and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Indemnified Parties") from and against any and all losses, claims, damages and liabilities to which such Indemnified Party may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and to reimburse each such indemnified Party for any reasonable legal or other expenses (including reasonable counsel fees) incurred by it or them in connection with defending against any such losses, claims, damages or liabilities, arising out of or in connection with the remarketing of any Bonds pursuant to this Agreement on the ground that the Official Statement used in connection therewith included any untrue statement or an alleged untrue statement of material fact or any omission or an alleged omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Remarketing Agent expressly for use in connection with the preparation of the Official Statement or any amendment or supplement thereto.

          (iii)The Remarketing Agent agrees that, upon the receipt of notice of the commencement of any action against it or any other Indemnified Party, in respect of which indemnity may be sought on account of the indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the Company, but the omission so to notify the Company of any such action shall not relieve the Company from any liability which it has to the Indemnified Party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, the Company shall be entitled to participate at its own expense in the defense or, if it so elects by written notice to the Indemnified Party, to assume the defense of such action (thereby conceding that the action in question is subject to indemnification hereunder), in which event such defense shall be conducted by counsel chosen by the Company and satisfactory to the Indemnified Party or Parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the Company shall elect not to assume the defense of such action, the Company will reimburse such Indemnified Party or Parties for the reasonable fees and expenses of any counsel retained by them; provided, however, that if the defendants in any such action include both an Indemnified Party and the Company and the Indemnified Party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the Company and such Indemnified Party and/or other Indemnified Parties, the Indemnified Party or Parties shall have the right to select separate counsel, satisfactory to the Company, to participate in the defense of such action on behalf of such Indemnified Party or Parties (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel representing the Indemnified Parties who are parties to such action).

          (iv)If the indemnification provided for in subparagraph 5(c)(ii) above shall be unenforceable under applicable law by an Indemnified Party, the Company agrees to contribute to such Indemnified Party with respect to any and all losses, claims, damages, liabilities and expenses for which such indemnification provided for in subparagraph 5(c)(ii) above shall be unenforceable, in such proportion as shall be appropriate to reflect the relative fault of the Company on the one hand and the Indemnified Party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations; provided, however, that no Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from the Company, provided that the Company is not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnified Party and the Company's and each such Indemnified Party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Remarketing Agent agree that it would not be just and equitable if contribution pursuant to this subparagraph 5(c)(iv) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The obligations of the Company under this subparagraph 5(c)(iv) shall be in addition to any obligation or liability which the Company may have otherwise than on account of the indemnity agreement in subparagraph 5(c)(ii).

          6. The Company will not permit the amendment of the Indenture without first informing the Remarketing Agent and will promptly furnish to the Remarketing Agent a copy of any amendment to the Indenture.

          7. The Company will cooperate with the Remarketing Agent in obtaining the qualification of the Bonds for resale pursuant to this Agreement under the laws of such jurisdictions as the Remarketing Agent designates, and will use its best efforts to continue such qualifications in effect so long as required for the resale of the Bonds, provided that the Company shall not be required to qualify to do business as a foreign corporation or file a general consent to service of process in any state or jurisdiction other than Texas. The Company also agrees to reimburse the Remarketing Agent for any reasonable fees or costs incurred in so qualifying the Bonds.

          8. (a)This Agreement will continue in effect until terminated as provided herein. This Agreement may be terminated by the Company by giving 30 days' written notice of its election to do so to the Remarketing Agent; or by the Remarketing Agent by giving not less than 30 days' written notice of its election to do so to the Company; provided, however, that the provisions of paragraph 5(c) hereof and the last sentence of paragraph 7 hereof will continue in effect subsequent to any such termination for a period of three years after the last date of any remarketing of Bonds pursuant to this Agreement.

          (b) Notwithstanding anything contained in the preceding paragraph, the Remarketing Agent may cease to remarket the Bonds pursuant to this Agreement and terminate or suspend this Agreement with immediate effect, if
(i) the Company fails to provide the Remarketing Agent with the Official Statements requested pursuant to paragraph 5(a) or 5(c) hereof or (ii) any Official Statement so provided, in the reasonable judgment of the Remarketing Agent, includes an untrue statement of a material fact or an omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each party will pay the other any amounts owing at the time of termination.

          9. The Remarketing Agent, in its individual capacity, either as principal or agent, may buy, sell, own, hold and deal in any of the Bonds, and may join in any action which any owner of Bonds may be entitled to take with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Company and may act as depository, trustee, or agent for any committee or body of owners of Bonds or other obligations of the Company as freely as if it did not act in any capacity hereunder.

          10. It is the express intention of the parties hereto that no remarketing, sale or transfer of any Bonds, as provided herein, shall constitute or be construed to be the extinguishment of any Bond or the refunding of any indebtedness represented thereby.

          11. This Agreement may not be amended except by a writing signed by each of the parties hereto, may not be assigned without the mutual consent of the parties hereto, and, except as otherwise expressly provided herein, will not confer any rights upon any other person or any holders of Bonds in their capacities as such. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          12. This Agreement shall be binding upon and inure solely to the benefit of the Remarketing Agent and the Company and, to the extent set forth herein, persons controlling the Remarketing Agent and the Company, and their personal representatives, successors and assigns, and no other person or firm shall acquire or have any right under or by virtue of this Agreement.

          13. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon the parties, their successors and assigns.

          If the foregoing is in accordance with your understanding please confirm the same by signing and returning a copy hereof.

                                      Yours very truly,

                                      MORGAN STANLEY & CO. INCORPORATED


                                      By:______________________________
                                         Name:
                                         Title:


Confirmed as of the above date:

CENTRAL POWER AND LIGHT COMPANY


By:____________________________
   Name:
   Title: